Exhibit 99.d

                    Consolidated Papers, Inc. and Subsidiaries
                     Unaudited Pro Forma Statement of Income
                          Year Ended December 31, 1996

                                                                 Consolidated
                                                                 Papers, Inc.
                           Consolidated  Acquired     Pro Forma  and Acquired
                           Papers, Inc.  Business(1)  Adjustments    Business
(Dollars in thousands, except per share data)
Net sales                   $1,545,091   $409,322     $(   964)(2)  $1,953,449
Cost of goods sold           1,175,304    355,350       12,591 (3)   1,543,245
  Gross profit                 369,787     53,972      (13,555)        410,204
Selling, general and
  administrative expenses       78,527     27,875         -            106,402
    Income from operations     291,260     26,097      (13,555)        303,802

OTHER INCOME (EXPENSE)
Interest expense               (15,298)   (39,035)     (14,210)(4)     (68,543)
Interest income                 10,999      4,891         -             15,890
Miscellaneous, net               2,209    ( 1,372)       1,692 (5)       2,529
  Total                        ( 2,090)   (35,516)     (12,518)        (50,124)
Income before provision
  for income taxes             289,170    ( 9,419)     (26,073)        253,678

PROVISION FOR INCOME TAXES     109,885    ( 6,986)     ( 6,501)(6)      96,398
Net income                  $  179,285   $( 2,433)    $(19,572)    $   157,280
Net income per share        $     4.01                             $      3.52

Average number of common
  shares outstanding        44,674,982                              44,674,982


The accompanying notes to the unaudited pro forma combined statement of income are an integral part of this statement.


                    Notes to Unaudited Pro Forma Combined
          Statements of Income for the Year Ended December 31, 1996

(1) Reflects results for the twelve months ended December 31, 1996 for Repap USA, Inc. Certain income statement accounts of Repap USA, Inc. have been reclassified to conform with Consolidated Papers, Inc.'s presentation. The accompanying unaudited pro forma information reflects the preliminary allocation of the purchase price in the above referenced transaction. Management is continuing to accumulate additional information to determine the fair value of assets acquired and liabilities assumed. As a result, the pro forma disclosures are subject to change.

(2) To eliminate intercompany sales between Repap USA, Inc. and Consolidated Papers, Inc.

(3) To eliminate intercompany sales, to record depreciation of the write-up to fair market of plant and equipment, to record other postretirement expense and to record amortization of intangibles including goodwill.

(4) To record interest expense on debt incurred in the acquisition at an assumed interest rate of 6.5%, which represents long-term financing costs at the time of the acquisition and to reflect effective interest expense due to revaluation of the assumed debt to fair market value.

(5)  To eliminate deferred financing expenses.

(6) To adjust provision for income taxes for the effect of the pro forma adjustments, and to record Repap USA, Inc.'s taxes at a pro forma Consolidated Papers, Inc. tax rate.

                    Consolidated Papers, Inc. and Subsidiaries
                     Unaudited Pro Forma Statement of Income
                      Nine Months Ended September 30, 1997

                                                                 Consolidated
                                                                 Papers, Inc.
                           Consolidated  Acquired     Pro Forma  and Acquired
                           Papers, Inc.  Business(1)  Adjustments   Business
(Dollars in thousands, except per share data)
Net sales                   $1,169,611   $347,195     $(   878)(2)  $1,515,928
Cost of goods sold             974,131    324,353       10,097 (3)   1,308,581
  Gross profit                 195,480     22,842      (10,975)        207,347
Selling, general and
  administrative expenses       60,275     20,359         -             80,634
  Income from operations       135,205      2,483      (10,975)        126,713

OTHER INCOME (EXPENSE)
Interest expense               (27,050)   (28,976)     (10,657)(4)     (66,683)
Interest income                 19,361       -            -             19,361
Miscellaneous, net               5,078    (37,698)       1,269 (5)     (31,351)
  Total                        ( 2,611)   (66,674)     ( 9,388)        (78,673)
Income before provision
  for income taxes             132,594    (64,191)     (20,363)         48,040

PROVISION FOR INCOME TAXES      50,386    ( 4,759)     (27,372)(6)      18,255
Net income                  $   82,208   $(59,432)    $  7,009      $   29,785
Net income per share        $     1.83                              $     0.66

Average number of common
  shares outstanding        44,831,155                              44,831,155


The accompanying notes to the unaudited pro forma combined statement of income are an integral part of this statement.


                    Notes to Unaudited Pro Forma Combined
         Statements of Income for the Nine Months Ended September 30, 1997

(1) Reflects results for the nine months ended September 30, 1997 for Repap USA, Inc. Certain income statement accounts of Repap USA, Inc. have been reclassified to conform with Consolidated Papers, Inc.'s presentation. The accompanying unaudited pro forma information reflects the preliminary allocation of the purchase price in the above referenced transaction. Management is continuing to accumulate additional information to determine the fair value of assets acquired and liabilities assumed. As a result, the pro forma disclosures are subject to change.

(2) To eliminate intercompany sales between Repap USA, Inc. and Consolidated Papers, Inc.

(3) To eliminate intercompany sales, to record depreciation of the write-up to fair market of plant and equipment, to record other postretirement expense and to record amortization of intangibles including goodwill.

(4) To record interest expense on debt incurred in the acquisition at an assumed interest rate of 6.5%, which represents long-term financing costs at the time of the acquisition and to reflect effective interest expense due to revaluation of the assumed debt to fair market value.

(5)  To eliminate deferred financing expenses.

(6) To adjust provision for income taxes for the effect of the pro forma adjustments, and to record Repap USA, Inc.'s taxes at a pro forma Consolidated Papers, Inc. tax rate.

                           Consolidated Papers, Inc.
                 Unaudited Pro Forma Combined Balance Sheet
                             September 30, 1997
                                 (In Thousands)

                                                                   Pro Forma
                                                                  Consolidated
                                                                  Papers, Inc.
                           Consolidated   Acquired    Pro Forma   and Acquired
                           Papers, Inc.   Business(1)  Adjustments   Business
CURRENT ASSETS
Cash and cash equivalents   $    6,874  $   7,634    $    -        $   14,508
Receivables, net               123,321     46,057     (    197)(2)    169,181
Inventories
  Finished stock                46,617     28,118        6,768 (3)     81,503
  Unfinished stock               7,504      4,387        1,009 (3)     12,900
  Raw materials and
    supplies                    93,192     24,302         -           117,494
    Total inventories          147,313     56,807        7,777        211,897
Prepaid expenses                44,690      1,199         -            45,889
  Total current assets         322,198    111,697        7,580        441,475
Investments and other
  assets                       304,938     13,282     (239,698)(4)     78,522
Restricted cash related
  to leases                    419,164       -            -           419,164
Goodwill                        55,754       -          90,890 (5)    146,644

PLANT AND EQUIPMENT
Plant and equipment          2,439,301    668,144     ( 53,144)(6)  3,054,301
  Less Accumulated
    depreciation               857,768    212,536     (212,536)(6)    857,768
                             1,581,533    455,608      159,392      2,196,533
Capital additions in
  process                      126,043      1,612         -           127,655
  Total plant and
    equiquipment             1,707,576    457,220      159,392      2,324,188
                            $2,809,630  $ 582,199    $  18,164     $3,409,993

CURRENT LIABILITIES
Current maturities of
  long-term debt            $     -     $  13,671    $    -        $   13,671
Accounts Payable                71,653     34,068     (    197)(2)    105,524
Other                          103,620     24,458         -           128,078
  Total current liabilities    175,273     72,197     (    197)       247,273
Long-term debt                 484,000    377,000       57,488 (7)    918,488
Capital lease obligations      447,392       -            -           447,392
Deferred income taxes          276,138      6,023       29,251 (8)    311,412
Postretirement benefits        105,923     15,058       33,543 (9)    154,524
Other noncurrent
  liabilities                   16,287     10,000         -            26,287

SHAREHOLDERS' INVESTMENT
Preferred stock,
  authorized and unissued         -        98,410     ( 98,410) (10)     -
Common stock issued and
  outstanding                   44,975    105,661     (105,661) (10)   44,975
Capital in excess of
  par value                     89,100       -            -            89,100
Cumulative translation
  adjustment                    (2,534)      -            -            (2,534)
Treasury stock, at cost         (1,190)      -            -            (1,190)
Reinvested earnings          1,174,266   (102,150)     102,150 (10) 1,174,266
  Total shareholders'
    investment               1,304,617    101,921     (101,921)     1,304,617
                            $2,809,630   $582,199    $  18,164     $3,409,993

The accompanying notes to the unaudited pro forma combined balance sheet are an integral part of this statement.


                           Notes to Unaudited Pro Forma
                  Combined Balance Sheet as of September 30, 1997


(1) Reflects balances at September 30, 1997 for Repap USA, Inc. Certain balance sheet accounts of Repap USA, Inc. have been reclassified to conform with Consolidated Papers, Inc.'s presentation. The accompanying unaudited pro forma information reflects the preliminary allocation of the purchase price in the above referenced transaction. Management is continuing to accumulate additional information to determine the fair value of assets acquired and liabilities assumed. As a result, the pro forma disclosures are subject to change.

(2) To eliminate intercompany receivables and payables between Consolidated Papers, Inc. and Repap USA, Inc.

(3) To adjust Repap USA, Inc.'s inventories to estimated fair market value.

(4) To eliminate the advance payment for the acquisition of Repap USA, Inc. as of September 30, 1997 and to revalue other long-term assets.

(5) To reflect goodwill.

(6) To restate Repap USA, Inc.'s plant and equipment to estimated fair market value and to reverse prior accumulated depreciation.

(7) To reflect fair value of the assumed Repap USA, Inc. long-term debt and to record additional borrowings to finance the purchase of Repap USA, Inc.

(8) To record deferred income taxes on the differences between the book and tax basis of assets acquired and liabilities assumed.

(9) To record postretirement liabilities of Repap USA, Inc. at September 30,
1997.

(10) To eliminate Repap USA, Inc.'s equity.